Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Synaptogenix, Inc. of our report dated March 29, 2022, with respect to our audits of the financial statements of Synaptogenix, Inc. as of December 31, 2021 and 2020 and for the years then ended which report appears in the Annual Report on Form 10-K of Synaptogenix, Inc. for the year ended December 31, 2021.

/s/ Friedman LLP

East Hanover, New Jersey

November 22, 2022